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EXHIBIT 21.
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                  SUBSIDIARIES OF THE COMPANY
                  ---------------------------



Subsidiaries                                  State of Organization
------------                                  ---------------------

Southwest Bank of St. Louis                   Missouri

        Louisville Realty Corporation         Missouri

        RE Holding Company A                  Missouri
        RE Holding Company B                  Missouri
        RE Holding Company C                  Missouri

        SWB Real Estate Investment Trust      Missouri

Southwest Bank, Belleville                    Illinois

MVBI Capital Trust                            Missouri

                                12